Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-215122, 333-234436, 333-258783 and 333-254884) and S-8 (Nos. 333-212047, 333-226508, 333-252396, 333-251033, 333-243754, and 333-263170) of F-star Therapeutics, Inc. of our report dated March 30, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
March 15, 2022